Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated May
6, 1996 (except for Notes 10 and 11, as to which the date is      , 1996), in
the Registration Statement on Form S-1 and the related Prospectus of Pegasystems Inc. for the registration of 3,910,000 shares of its common stock.

   Our audits also included the financial statement schedule of Pegasystems Inc. located at Exhibit 99.1. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

ERNST & YOUNG LLP
Boston, Massachusetts

   The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 10 to the financial statements.

ERNST & YOUNG LLP
Boston, Massachusetts
May 14, 1996